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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 17, 2005, in the Registration Statement (Form S-1 No. 333-             ) and related Prospectus of IHS Inc. for the registration of             shares of its Class A common stock.

                      /s/ Ernst & Young LLP

Denver, Colorado
February 3, 2005

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Consent of Independent Registered Public Accounting Firm